UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)               November 14, 1997
                                                 -------------------------------

                            Photo Control Corporation
             (Exact name of registrant as specified in its charter)

 Minnesota                               0-7475                      41-0831186
(State or other jurisdiction          (Commission                 (IRS Employer
     of incorporation)                File Number)           Identification No.)

                 4800 Quebec Avenue North, Minneapolis, MN 55428
                    (Address of principal executive offices)

Registrant's telephone number, including area code                (612) 537-3601
                                                   -----------------------------

                                     ITEM 2

         The registrant sold the land and building owned by its California subsidiary, Norman Enterprises, Inc. on November 14, 1997, after moving the California operations to the registrant's Minneapolis headquarters. The sale was made in a brokered transaction to a non-affiliated privately held California investment corporation.

         The sale will result in a gain of approximately $606,000 and approximately $1,500,000 in cash after paying closing costs and the $565,000 balance on the note on the property. As a result of the transaction, the registrant's land and buildings assets will decrease by $2,067,000 and accumulated depreciation will decrease by $608,000. Long-term debt and current maturities of long-term debt will decrease by $565,000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PHOTO CONTROL CORPORATION

Date:  November 21, 1997      By: /s/ John R. Helmen
                                  --------------------
                                      John R. Helmen
                                      President and Chief Executive Officer


Date:  November 21, 1997      By: /s/ Curtis R. Jackels
                                  ---------------------
                                      Curtis R. Jackels
                                      Vice President and Chief Financial Officer